     As filed with the Securities and Exchange Commission on October 28, 1998
                                                     Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                 ------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                 ------------------

                              WIND RIVER SYSTEMS, INC.
               (Exact name of registrant as specified in its charter)

                                 ------------------
              DELAWARE                                 94-2873391
       (State of Incorporation)            (I.R.S. Employer Identification No.)

                                 ------------------
                                1010 Atlantic Avenue
                             Alameda, California  94501
                                   (510) 748-4100
                      (Address of principal executive offices)

                         1998 NON-OFFICER STOCK OPTION PLAN

                         ----------------------------------
                                 Richard W. Kraber
               Vice President of Finance and Chief Financial Officer
                              WIND RIVER SYSTEMS, INC.
                                1010 Atlantic Avenue
                             Alameda, California  94501
                                   (510) 748-4100

                         ----------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ------------------
                                     Copies to:

               Andrea Vachss, Esq.                Wendi Okun, Esq.
                Cooley Godward LLP            Wind River Systems, Inc.
                5 Palo Alto Square              1010 Atlantic Avenue
               3000 El Camino Real            Alameda, California 94501
           Palo Alto, California  94306           (510) 748-4100
                  (650) 843-5000

                                 ------------------

                          CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
                                        PROPOSED            PROPOSED
                                         MAXIMUM            MAXIMUM
   TITLE OF                          OFFERING PRICE        AGGREGATE       AMOUNT OF
SECURITIES TO      AMOUNT TO BE         PER SHARE        OFFERING PRICE   REGISTRATION
BE REGISTERED       REGISTERED             (1)                 (1)            FEE
--------------------------------------------------------------------------------------
Stock Options      1,000,000           $38.75-$47.8750     $49,294,750     $13,704
and Common Stock
(par value $.001)
--------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The offering price per share and aggregate offering price are based upon (i) with respect to 868,800 shares, the average of the high and low prices of Registrant's Common Stock on October 23, 1998 as reported on the Nasdaq National Market and
     (ii) with respect to 131,200 shares subject to outstanding options, the exercise prices of such options.

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

      INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT
                           ON FORM S-8 NO. 333-61053


     The contents of Registration Statement on Form S-8 No. 333-61053 filed with the Securities and Exchange Commission on August 7, 1998 are incorporated by reference herein.

                                      EXHIBITS

EXHIBIT
NUMBER

5.1       Opinion of Cooley Godward LLP

23.1      Consent of PricewaterhouseCoopers LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

99.1      1998 Non-Officer Stock Option Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on October 28, 1998.

                                                WIND RIVER SYSTEMS, INC.



                                                By   /s/ Ronald A. Ablemann
                                                  ---------------------------
                                                     Ronald A. Ablemann
                                                     CHIEF EXECUTIVE OFFICER,
                                                     PRESIDENT AND DIRECTOR

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                    TITLE                     DATE
   /s/ Ronald A. Ablemann       Chief Executive           October 28, 1998
------------------------------  Officer, President
   (Ronald A. Ablemann)         and Director


   /s/ Richard W. Kraber        Chief Financial           October 28, 1998
------------------------------  Officer (Principal
   (Richard W. Kraber)          Financial Officer)


   /s/ Jerry L. Fiddler         Chairman of the Board     October 28, 1998
------------------------------
   (Jerry L. Fiddler)


   /s/ David L. Wilner          Chief Technical           October 28, 1998
------------------------------  Officer and Director
   (David L. Wilner)


   /s/ William B. Elmore        Director                  October 28, 1998
------------------------------
   (William B. Elmore)


   /s/ David B. Pratt           Director                  October 28, 1998
------------------------------
   (David B. Pratt)

                                   EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION

 5.1      Opinion of Cooley Godward LLP

23.1      Consent of PricewaterhouseCoopers LLP

99.1      1998 Non-Officer Stock Option Plan